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                                                                      Exhibit 99


                                              Contact:          Anita-Marie Hill
                                                                Maya Pogoda
                                                                310-788-2850

For Immediate Release
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                            Einstein/Noah Bagel Corp.
                     Seeks Court Approval of Sale of Assets
                   to Affiliate of Three Cities Fund III, L.P.


         Golden, Co. - February 12, 2001 - Einstein/Noah Bagel Corp. announced today that it is seeking bankruptcy court approval of the sale of substantially all of the assets of the Company and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P., to an affiliate of Three Cities Fund III, L.P., a New York-based private equity firm, principally engaged in investing in securities selected by its investment committee. The Three Cities affiliate, ENB Acquisition LLC, has agreed to pay $167.7 million for the assets of the two companies, consisting of $145 million in cash and the assumption of $22.7 million in liabilities.

         The sale agreement, which has been approved by the boards of directors of both companies, is subject to approval of the federal bankruptcy court in Phoenix, Arizona, where the companies' Chapter 11 cases are pending. The motion for approval of the sale was filed with the bankruptcy court today. If approved, the sale will be completed through procedures under Section 363 of the U.S. Bankruptcy Code.

         The companies filed a plan of reorganization soon after filing Chapter 11 petitions in April 2000. The companies solicited creditor approval of the plan beginning in August 2000 and commenced a confirmation hearing in September
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2000. The plan has been subject to objections by significant stakeholders. The
Company indicated that, pending approval of the Three Cities deal, it did not intend to continue confirmation hearings on the plan.

         "After exploring various alternatives, including continuing to pursue the previously filed plan, the companies' boards concluded that the Three Cities deal was in the best interests of the companies' stakeholders," said Robert M. Hartnett, Chairman and Chief Executive Officer of Einstein/Noah Bagel Corp. "The boards concluded that the sale provides fair value in cash to stakeholders. In addition, management believes that under Three Cities' ownership, the business will be able to emerge from Chapter 11 with access to the financial resources needed to pursue its growth objectives."

         A hearing to consider bidding procedures and related matters is set for February 26, 2001. The Company expects that the hearing date for final approval of the sale will be set at the February 26 hearing.

         Currently, Einstein/Noah Bagel Corp., through Bagel Partners, operates 461 retail bagel stores in 29 states and the District of Columbia operating under the Einstein Bros. and Noah's New York Bagels brand names. Einstein Bros. and Noah's stores are unique bagel cafes and bakeries featuring fresh-baked bagels, a variety of cream cheese spreads, specialty coffee drinks, soups, sandwiches and salads.

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Certain statements in this press release constitute "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and

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other factors, many of which are described in the Company's Annual Report on
Form 10-K and other filings with the Securities and Exchange Commission, which may cause the actual results, performance or achievements of the Company, Einstein/Noah Bagel Partners, L.P., Einstein Bros. stores and Noah's New York Bagels stores to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. In addition, forward-looking statements relating to the proposed sale of assets and its intended consequences are subject, among other things, to bankruptcy court approval. The Company does not undertake any obligation to update any of these forward-looking statements.

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